Exhibit 99.1

FOR IMMEDIATE RELEASE

                                    Contact: Eric Starkman/Elisabeth Philippe/
                                             Scott Sunshine
                                             Morgen-Walke Associates, Inc.
                                             (212) 850-5600

                RELATED CAPITAL LAUNCHES PUBLIC REIT TARGETING
             NEIGHBORHOOD SHOPPING CENTERS AND GARDEN APARTMENTS

      New York, NY, October 10, 1997 -- Related Capital Company, a leading national real estate financial services firm, today announced the launch of Aegis Realty, Inc. ("Aegis"), a publicly-traded real estate investment trust
(REIT) targeting neighborhood shopping centers and garden apartments. Aegis's shares are listed on the American Stock Exchange under the stock symbol "AER."

      Aegis is a consolidation of four partnerships previously sponsored by affiliates of Related Capital. Aegis's portfolio, currently valued at approximately $121 million, comprises 14 grocery-anchored neighborhood shopping centers in 10 states, with an aggregate of more than 1.3 million square feet of retail space. Also included in the portfolio are two apartment properties totaling 236 units and mortgages on three multifamily residential properties with outstanding balances of $27.6 million.

      Aegis has outstanding debt of approximately 7% of its portfolio value of $11 million which is significantly below the industry norm of 30%-40%.

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      "Aegis will be well positioned to take advantage of opportunities to acquire retail and multifamily housing on a national basis, " said J. Michael Fried, President of Related Capital.

      "Aegis will benefit from Related's national presence and resources to identify properties which can take advantage of professional management and redevelopment expertise."

      Aegis has approximately eight million shares of common stock outstanding, with a net asset value of $15.00 per share. Principals and affiliates of Related Capital own approximately 1.1% of the REIT's outstanding stock.

      Aegis is designed to provide quarterly distributions to shareholders. The amount of quarterly distributions will be based upon the amount of cash available for distribution ("CAD") generated each quarter after giving adequate consideration to the working capital needs of Aegis and industry norms for REITs. In addition, REITs limit their distribution levels to 90% or less of AFFO. Although the initial level of distributions have not yet been determined, the fund's proforma statements indicate that Aegis could produce sufficient CAD to set initial distribution levels at $.22 - $.26 per share, per quarter. However, Mr. Fried emphasized that there is no guarantee that actual CAD levels will be sufficient to make such distributions. Additionally, there is no guarantee that FFO levels will be sufficient to allow Aegis to make distributions as such levels and stay within industry norms.

      Aegis is managed by a board of five directors, three of whom are affiliated with Related Capital. The REIT will pay distributions quarterly.

      Related Capital is a nationwide, fully integrated real estate financial services firm. Since 1972, Related and its affiliates have raised more than $3 billion in equity from more than 100,000 investors to acquire a portfolio of more than 800 properties, bonds and mortgages with a value at a cost of over $7 billion.

      Certain items in this press release may constitute forward-looking statements within the meaning of the Private Litigation Reform Act of 1995 and as such may involve known and unknown risk, uncertainties and to other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performances, or achievements expressed or implied by such

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forward-looking statements, including without limitation those set forth in
Aegis's Solicitation Statement dated June 18, 1997. Such forward-looking statements speak only as of the date of this press release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herin to reflect any change in the Company's expectations with regard thereto or change in events, conditions or circumstances on which any such statement is based.

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